                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Eltrax Systems, Inc. on Form S-8 (File No. 333-26015) and Form S-3 (File No. 333-37013) of our report dated October 25, 1996 on our audit of the Hi-Tech Connections, Inc. balance sheets as of September 30, 1996 and 1995 and the related statements of operations, deficit and cash flows for the years ended September 30, 1996 and 1995, which report is included in this Current Report on Form 8-K/A dated August 15, 1997.



BARATZ & ASSOCIATES, P. A.